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                                                                 Exhibit 2(n)(2)


                                    November 20, 2002




New Colony Investment Trust
130 King Street West
Suite 2850
Toronto, Ontario M5X 1A4


                               Re:  New Colony Investment Trust,
                                    consisting of one series designated as:
                                    New Colony Equity Income Fund


Ladies and Gentlemen:

            We hereby consent to the filing of this opinion as an exhibit to Amendment No. 4 to the Registration Statement of New Colony Investment Trust (Securities and Exchange Commission File No. 333-88202) relating to the shares of the New Colony Equity Income Fund referred to above and to the use of our name and to the reference to our firm in said Registration Statement and in the related Prospectus.



                                            Very truly yours,


                                            /s/ Shearman & Sterling


PSS/AQ